INDEPENDENT AUDITORS’ CONSENT	EXHIBIT 23

We consent to the incorporation by reference in that Registration Statement of Cox Communications, Inc. on Form S-8 filed March 31, 2003 of our report dated March 28, 2003, appearing in this Annual Report on Form 11-K of Cox Communications, Inc. 2002 Employee Stock Purchase Plan for the year ended December 31, 2002.

/S/    DELOITTE & TOUCHE LLP

Atlanta, Georgia

March 31, 2003

10